EXHIBIT 99.1

18100 Von Karman Avenue Suite 200 Irvine, CA 92612 949.569.9700
NEWS RELEASE
Contact:    Jennifer Franklin
Phone:    949.427.1385
Email:    jennifer@spotlightmarcom.com
STEADFAST APARTMENT REIT, INC. ANNOUNCES
RESULTS FOR THE YEAR ENDED DECEMBER 31, 2020
Irvine, Calif., March 12, 2021 — Steadfast Apartment REIT, Inc. (the “Company”) announced today its operating results for the year ended December 31, 2020.
COVID-19
The Company was not materially impacted by the COVID-19 pandemic during the year ended December 31, 2020. The Company continues to closely monitor the effects of COVID-19 and new strains of the virus on its residents, employees and vendors. The extent of the impact of COVID-19 on the Company's results of operations will depend, in part, on the duration of the pandemic, the success of efforts to contain it, the success in rolling out a vaccine and the action taken in response to the outbreak, including eviction moratoriums and government programs that provide financial support to mitigate the financial impact of COVID-19.
Mergers with Steadfast Income REIT, Inc. and Steadfast Apartment REIT III, Inc.
On March 6, 2020, the Company merged with Steadfast Income REIT, Inc. and Steadfast Apartment REIT III, Inc. (the "Mergers"). In connection with the Mergers, the Company acquired 36 multifamily properties with 10,166 apartment homes and a 10% interest in one unconsolidated joint venture that owned 20 multifamily properties with a total of 4,584 apartment homes, all of which had a gross real estate value of approximately $1.5 billion. The combined company after the Mergers retained the name “Steadfast Apartment REIT, Inc.”
Internalization Transaction
On August 31, 2020, Steadfast Apartment REIT Operating Partnership, L.P., the Company's operating partnership (the “Operating Partnership”), and the Company entered into a transaction with Steadfast REIT Investments, LLC (“SRI”), the Company's former sponsor, which provided for the internalization of the Company's external management functions of Steadfast Apartment Advisor, LLC, the Company's former advisor, (the “Former Advisor”) and its affiliates (the “Internalization Transaction”). As a result of the Internalization Transaction, the Company became self-managed and acquired components of the advisory, investment management and property management functions of the Former Advisor by hiring the employees who comprise the workforce necessary for the management and day-to-day real estate and accounting operations of the Company and the Operating Partnership.
Estimated Value Per Share as of December 31, 2020
On March 9, 2021, the Company’s board of directors, on the recommendation of the Company's Valuation Committee, determined a new estimated value per share of $15.55 as of December 31, 2020. The new estimated value per share represents a $0.32 increase from the $15.23 value as of March 6, 2020. The estimated value per share as of December 31, 2020, was determined by the Company’s board of directors after reviewing property-level and aggregate valuation analyses conducted by independent, third-party firms.
2020 Results
For the year ended December 31, 2020, the Company had total revenues of $300.1 million compared to $173.5 million for the year ended December 31, 2019. Net loss was $115.5 million for the year ended December 31, 2020, compared to $38.5 million for the year ended December 31, 2019. Total assets of the Company were $3.30 billion at December 31, 2020, and $1.43 billion at December 31, 2019. The Company's results of operations were primarily impacted by the Mergers, and to a lesser extent the Internalization Transaction.
As of December 31, 2020, the Company's portfolio consisted of 72 properties (including three properties held for the development of apartment homes) in 14 states.
2020 Operational Highlights:
The Company:
•Internalized the Company's external management functions in exchange for $125.0 million, which was paid to SRI as follows: (1) $31.2 million in cash and (2) 6,155,613.92 Class B units of limited partnership interests in the Operating Partnership with an estimated fair value per unit of $15.23 at the time of the transaction.
•Through the Mergers, acquired 36 multifamily properties with 10,166 apartment homes and a 10% interest in one unconsolidated joint venture that owned 20 multifamily properties with a total of 4,584 apartment homes.
•Received proceeds of $158.3 million from borrowing on the Company's new master credit facility.
•Entered into a new revolving credit loan facility in an amount not to exceed $65.0 million, none of which was drawn as of December 31, 2020.
•Received proceeds of $40.5 million from borrowing on the Company's existing master credit facility.
•Acquired four multifamily properties with a total of 1,084 apartment homes for an aggregate purchase price of $218.8 million.
•Acquired two parcels of land in Broomfield, Colorado, for the development of apartment homes.
•Disposed of three multifamily properties with 878 apartment homes in the aggregate and recognized a gain on sale of $14.5 million.

•Disposed of the Company’s unconsolidated joint venture interest for $19.3 million, resulting in a gain on sale of $0.1 million after recognizing an other-than-temporary impairment of $2.4 million for the year ended December 31, 2020.
•Invested $14.1 million in improvements to the Company's three real estate development projects.
•Invested $30.3 million in improvements to the Company's real estate portfolio.
•Had $273.0 million of variable rate debt with a weighted average interest rate of 2.14% and $1,856.2 million of fixed rate debt with a weighted average interest rate of 3.95% as of December 31, 2020. The weighted average interest rate on the Company's total outstanding debt was 3.72% as of December 31, 2020.
•Reported net cash provided by operating activities of $60.7 million for the year ended December 31, 2020, compared to $29.1 million for the year ended December 31, 2019. Net cash provided by investing activities was $23.3 million for the year ended December 31, 2020, compared to $22.7 million for the year ended December 31, 2019.
•Reported net cash provided by financing activities of $64.7 million for the year ended December 31, 2020, compared to $24.0 million for the year ended December 31, 2019, which included $66.6 million and $25.7 million of distributions paid, net of $21.2 million and $21.2 million in non-cash distributions paid pursuant to the Company's distribution reinvestment plan for the year ended December 31, 2020 and 2019, respectively.
•Net operating income (“NOI”) increased to $168.0 million for the year ended December 31, 2020, from $96.6 million for the year ended December 31, 2019. (See the reconciliation of NOI to net loss and accompanying notes contained within this release for additional information on how the Company calculates NOI.)
•Experienced an increase in funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts, to $41.4 million for the year ended December 31, 2020, from $23.6 million for the year ended December 31, 2019. (See the reconciliation of FFO to net loss and accompanying notes contained within this release for additional information on how the Company calculates FFO.)
•Experienced an increase in modified funds from operations (“MFFO”), as defined by the Institute for Portfolio Alternatives (formerly known as the Investment Program Association), to $49.6 million for the year ended December 31, 2020, from $25.4 million for the year ended December 31, 2019. (See the reconciliation of MFFO to net loss and accompanying notes contained within this release for additional information on how the Company calculates MFFO.)
The Company recorded an allowance for doubtful accounts of $2.2 million for the year ended December 31, 2020, primarily as a result of the financial impact of COVID-19 on its residents.
“We have long seen the value in building a portfolio of moderate income apartments in growing secondary markets,” said Ella Neyland, president and chief financial officer of Steadfast Apartment REIT. “Even with the pandemic and subsequent recession as a backdrop, our portfolio has demonstrated resiliency as the trend of domestic migration from the urban core and large gateway cities to less expensive, suburban markets accelerates.”

About Steadfast Apartment REIT, Inc.
Steadfast Apartment REIT, Inc. is a real estate investment trust that was formed to acquire and operate a diverse portfolio of well-positioned, institutional-quality apartment communities in targeted markets throughout the United States that have demonstrated high occupancy and income levels across market cycles.
Forward-Looking Statements
This release contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, risks related to the economic impact of the ongoing COVID-19 pandemic on our residents and employees and the general economy; the availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company’s public filings with the Securities and Exchange Commission (the “SEC”) and other reports filed by the Company with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.
THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.
###

FINANCIAL TABLES, NOTES AND EXHIBITS FOLLOW

STEADFAST APARTMENT REIT, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2020	2019
ASSETS
Assets:
Real Estate:
Land	$337,322,234	$151,294,208
Building and improvements	2,882,411,683	1,369,256,465
Tenant origination and absorption costs	1,752,793	—
Total real estate held for investment, cost	3,221,486,710	1,520,550,673
Less accumulated depreciation and amortization	(397,744,677)	(277,033,046)
Total real estate held for investment, net	2,823,742,033	1,243,517,627
Real estate held for development	39,891,218	5,687,977
Real estate held for sale, net	—	21,665,762
Total real estate, net	2,863,633,251	1,270,871,366
Cash and cash equivalents	258,198,326	74,806,649
Restricted cash	38,998,980	73,614,452
Goodwill	125,220,448	—
Due from affiliates	377,218	—
Rents and other receivables	5,385,108	2,032,774
Assets related to real estate held for sale	—	118,570
Other assets	9,925,714	5,513,315
Total assets	$3,301,739,045	$1,426,957,126

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$81,598,526	$30,265,713
Notes payable, net:
Mortgage notes payable, net	1,384,382,785	560,098,815
Credit facilities, net	744,862,886	548,460,230
Total notes payable, net	2,129,245,671	1,108,559,045
Distributions payable	8,462,735	4,021,509
Distributions payable to affiliates	469,236	—
Due to affiliates	337,422	7,305,570
Liabilities related to real estate held for sale	—	788,720
Total liabilities	2,220,113,590	1,150,940,557
Commitments and contingencies
Redeemable common stock	—	1,202,711
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 999,998,000 shares authorized, 110,070,572 and 52,607,695 shares issued and outstanding at December 31, 2020 and 2019, respectively	1,100,706	526,077
Convertible stock, $0.01 par value per share; 1,000 shares authorized, zero and 1,000 shares issued and outstanding as of December 31, 2020 and 2019, respectively	—	10
Class A Convertible stock, $0.01 par value per share; 1,000 shares authorized, zero shares issued and outstanding as of December 31, 2020 and 2019, respectively	—	—
Additional paid-in capital	1,603,989,130	698,453,981
Cumulative distributions and net losses	(627,787,040)	(424,166,210)
Total Steadfast Apartment REIT, Inc. ("STAR") stockholders’ equity	977,302,796	274,813,858
Noncontrolling interest	104,322,659	—
Total equity	1,081,625,455	274,813,858
Total liabilities and stockholders’ equity	$3,301,739,045	$1,426,957,126

STEADFAST APARTMENT REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Year Ended December 31,
	2020	2019	2018
Revenues:
Rental income	$297,566,396	$172,445,306	$167,709,639
Other income	2,534,763	1,090,373	1,414,549
Total revenues	300,101,159	173,535,679	169,124,188
Expenses:
Operating, maintenance and management	75,522,476	43,473,179	42,490,381
Real estate taxes and insurance	47,892,607	25,152,761	23,501,730
Fees to affiliates	30,776,594	25,861,578	25,976,226
Depreciation and amortization	162,978,734	73,781,883	70,993,280
Interest expense	75,171,052	49,273,750	44,374,484
General and administrative expenses	32,025,347	7,440,680	6,386,131
Impairment of real estate	5,039,937	—	—
Total expenses	429,406,747	224,983,831	213,722,232
Loss before other income (loss)	(129,305,588)	(51,448,152)	(44,598,044)
Other income (loss):
Gain on sales of real estate, net	14,476,382	11,651,565	—
Interest income	678,624	865,833	271,478
Insurance proceeds in excess of losses incurred	37,848	448,047	201,717
Equity in loss from unconsolidated joint venture	(3,020,111)	—	—
Fees and other income from affiliates	1,796,610	—	—
Loss on debt extinguishment	(191,377)	(41,609)	(4,975,497)
Total other income (loss)	13,777,976	12,923,836	(4,502,302)
Net loss	(115,527,612)	(38,524,316)	(49,100,346)
Loss allocated to noncontrolling interest	(1,438,071)	—	—
Net loss attributable to common stockholders	$(114,089,541)	$(38,524,316)	$(49,100,346)
Loss per common share — basic and diluted	$(1.15)	$(0.74)	$(0.96)
Weighted average number of common shares outstanding — basic and diluted	99,264,851	52,204,410	51,312,947

Steadfast Apartment REIT, Inc.
Non-GAAP Measures - FFO and MFFO Reconciliation
For the Year Ended December 31, 2020 and 2019
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations, or FFO, which the Company believes to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust (“REIT”). The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the Company's net income or loss as determined under U.S. generally accepted accounting principles (“GAAP”).
The Company defines FFO, a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in December 2018 (the “White Paper”). The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and non-cash impairment charges of real estate related investments, plus real estate related depreciation and amortization, cumulative effects of accounting changes and after adjustments for unconsolidated partnerships and joint ventures. According to the White Paper, while the majority of equity REITs measure FFO in accordance with NAREIT's definition, there are variations in the securities to which the reported NAREIT-defined FFO applies (e.g. all equity securities, all common shares, all common shares less shares held by non-controlling interests). While each of these metrics may represent FFO as defined by NAREIT, accurate labeling with respect to applicable securities is important, particularly as it relates to the labelling of the FFO metric and in the reconciliation of GAAP net income (loss) to FFO. In calculating FFO, the Company believes it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of the

Company's operations, it could be difficult to recover any impairment charges. The Company's FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. The Company believes that since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, the Company believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of its performance to investors and to the Company's management, and when compared year over year, reflects the impact on its operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. The Company adopted Accounting Standards Update, (“ASU”), 2016-02, Leases, (“ASU 2016-02,”) on January 1, 2019, which requires the Company, as a lessee, to recognize a liability for obligations under a lease contract and a right-of-use asset. ASU 2017-01 now forms part of Accounting Standards Codification, or ASC 805, Business Combinations (“ASC 805”). The carrying amount of the right-of-use asset is amortized over the term of the lease. Because the Company has no ownership rights (current or residual) in the underlying asset, NAREIT concluded that the amortization of the right-of-use asset should not be added back to GAAP net income (loss) in calculating FFO. This amortization expense is included in FFO. The White Paper also states that non-real estate depreciation and amortization such as computer software, company office improvements, furniture and fixtures, and other items commonly found in other industries are required to be recognized as expenses by GAAP in the calculation of net income and similarly, should be included in FFO.
However, FFO, and modified funds from operations, or MFFO as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating the Company's operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to

GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. The Company's management believes these fees and expenses do not affect the Company's overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation.
Due to the above factors and other unique features of publicly registered, non-listed REITs, the Institute for Portfolio Alternatives ("IPA"), an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which the Company believes to be another appropriate supplemental measure to reflect the operating performance of a public, non-listed REIT having the characteristics described above. MFFO is not equivalent to net income or loss as determined under GAAP. The Company believes that, because MFFO excludes costs that it considers more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that are not capitalized, as discussed below, and affects its operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of its operating performance after the period in which it is acquiring properties and once its portfolio is in place. By providing MFFO, the Company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance after its offering has been completed and its properties have been acquired. The Company also believes that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, the Company believes MFFO is useful in comparing the sustainability of its operating performance after its offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of the Company's operating performance after its offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on the Company's operating performance during the periods in which properties are acquired.
The Company defines MFFO, a non-GAAP financial measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the “Practice Guideline”), issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. The Company does not retain an outside consultant to review all of its hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of the Company's operations, the Company believes it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.
The Company's MFFO calculation complies with the IPA's Practice Guideline described above, except with respect to certain acquisition fees and expenses as discussed below. In calculating MFFO, the Company excludes acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Historically under GAAP, acquisition fees and expenses were characterized as operating expenses in determining operating net income. However, following the publication of ASU 2017-01, which now forms part of ASC 805, acquisition fees and expenses are capitalized and depreciated under certain conditions. Prior to the completion of the Internalization Transaction, these expenses were paid in cash by the Company. All paid acquisition fees and expenses had negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of other properties were generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. The acquisition of properties, and the corresponding acquisition fees and expenses, was the key operational feature of the Company's business plan to generate operational income and cash flow to fund distributions to stockholders. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, the Company views fair value adjustments of derivatives and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.
The Company's management uses MFFO and the adjustments used to calculate MFFO in order to evaluate the Company's performance against other public, non-listed REITs with varying targeted exit strategies. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate in this manner. The Company believes that its use of MFFO and the adjustments used to calculate MFFO allow the Company to present its performance in a manner that reflects certain characteristics that are unique to public, non-listed REITs, such as defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. By excluding expensed acquisition costs that are not capitalized, the use of MFFO provides information consistent with the Company's management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to the Company's current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, the Company believes MFFO provides useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare the Company's operating performance to that of other public, non-listed REITs, although it should be noted that not all public, non-listed REITs calculate FFO and MFFO the same way, so comparisons with other public, non-listed REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of the Company's performance, as an alternative to cash flows from operations as an indication of the Company's liquidity, or indicative of funds available to fund the Company's cash needs, including the Company's ability to make distributions to stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of the Company's performance. MFFO is useful in assisting the Company's management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.
Neither the Securities and Exchange Commission (the “SEC”), NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that the Company uses to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization the Company may have to adjust its calculation and characterization of FFO or MFFO accordingly.

The Company's calculation of FFO and MFFO is presented in the following table for the years ended December 31, 2020, 2019 and 2018:

	For the Year Ended December 31,
	2020	2019	2018
Reconciliation of net loss to MFFO:
Net loss	$(115,527,612)	$(38,524,316)	$(49,100,346)
Depreciation of real estate assets	121,839,067	73,780,075	70,993,280
Amortization of lease-related costs(1)	40,840,580	—	—
Gain on sales of real estate, net	(14,476,382)	(11,651,565)	—
Impairment of real estate(2)	5,039,937	—	—
Impairment of unconsolidated joint venture(3)	2,442,411	—	—
Adjustments for investment in unconsolidated joint venture(4)	1,272,904	—	—
FFO	41,430,905	23,604,194	21,892,934
Acquisition fees and expenses(5)(6)	7,947,389	1,507,338	858,712
Unrealized loss (gain) on derivative instruments	65,391	225,637	(87,160)
Realized gain on derivative instruments	—	—	(270,000)
Loss on debt extinguishment	191,377	41,609	4,975,497
Amortization of below market leases	(5,937)	—	—
MFFO	$49,629,125	$25,378,778	$27,369,983

FFO per share - basic and diluted	$0.42	$0.45	$0.43
MFFO per share - basic and diluted	$0.50	$0.49	$0.53
Loss per common share - basic and diluted	$(1.15)	$(0.74)	$(0.96)
Weighted average number of common shares outstanding, basic and diluted	99,264,851	52,204,410	51,312,947

_____________
(1)    Amortization of lease-related costs for the years ended December 31, 2020, 2019 and 2018 exclude amortization of operating lease right-of-use assets of $10,212, $1,808 and $0, respectively, and the amortization of Property Management Agreements acquired in connection with the Internalization Transaction of $275,748, $0 and $0, respectively, that is included in FFO, respectively.
(2)    Reflects adjustments to add back impairment charges in the year ended December 31, 2020 related to two of the Company's real estate assets.
(3)    Reflects adjustments to add back OTTI in the year ended December 31, 2020 related to the Company's investment in its unconsolidated joint venture driven by a decrease in the fair value of the underlying depreciable real estate held by the joint venture.
(4)    Reflects adjustments to add back noncontrolling interest share of the adjustments to reconcile net loss attributable to common stockholders to FFO for equity investment in the unconsolidated joint venture, which principally consisted of depreciation and amortization incurred by the joint venture as well as the amortization of outside basis difference and a gain on sale of the investment in unconsolidated joint venture of $66,802 for the year ended December 31, 2020.
(5)    By excluding expensed acquisition costs that are not capitalized, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of the Company's properties. Acquisition fees and expenses include payments to the Former Advisor or third parties. Historically under GAAP, acquisition fees and expenses were considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. Following the publication of ASU 2017-01, which now forms part of ASC 805, acquisition fees and expenses are capitalized and depreciated under certain conditions. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of the Company's business plan to generate operational income and cash flow to fund distributions to its stockholders.
(6)    Acquisition fees and expenses for the years ended December 31, 2020, 2019 and 2018 include acquisition expenses of $7,947,389, $1,507,338 and $858,712, respectively, that did not meet the criteria for capitalization under ASU 2017-01, which now forms part of ASC 805, and were recorded in general and administrative expenses in the accompanying consolidated statements of operations. These expenses largely pertained to the internalization of management and to a lesser extent, the then-proposed Mergers and were incurred and expensed through the date of the related Merger Agreements. Upon signing the Merger Agreements, merger related acquisition expenses met the definition of capitalized expenses and were therefore capitalized in the accompanying consolidated balance sheets thereby not impacting MFFO. Also included in expensed acquisition expenses are acquisition expenses related to real estate projects that did not come to fruition.

Steadfast Apartment REIT, Inc.
Non-GAAP Measures - Net Operating Income
For the Year Ended December 31, 2020 and 2019
NOI is a non-GAAP financial measure of performance. NOI is used by investors and the Company's management to evaluate and compare the performance of the Company's properties, to determine trends in earnings and to compute the fair value of the Company's properties as it is not affected by (1) the cost of funds of the Company, (2) acquisition costs of the Company, as applicable, (3) non-operating fees to affiliates, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (5) general and administrative expenses (including excess property insurance) and non-operating other gains and losses that are specific to the Company, or (6) impairment of real estate assets or other investments. The cost of funds is eliminated from net income (loss) because it is specific to the particular financing capabilities and constraints of the Company. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by the Company regarding the appropriate mix of capital which may have changed or may change in the future. Acquisition costs and non-operating fees to affiliates are eliminated because they do not reflect continuing operating costs of the property owner.
Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in the Company's multifamily properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing the Company's operating results to the operating results of other real estate companies that have not made similarly timed purchases or sales. The Company believes that eliminating these costs from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating its properties as well as trends in occupancy rates, rental rates and operating costs.
However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs, as applicable, certain fees paid to affiliates, depreciation and amortization expense and gains or losses from the sale of properties, impairment charges and non-operating other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness.
NOI is a measure of the operating performance of the Company's properties but does not measure the Company's performance as a whole. NOI is therefore not a substitute for net income (loss) as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income (loss) computed in accordance with GAAP. Other companies may use different methods for calculating NOI or similarly entitled measures and, accordingly, the Company's NOI may not be comparable to similarly entitled measures reported by other companies that do not define the measure exactly as the Company does.
The following is a reconciliation of the Company's NOI to net loss for the three months ended December 31, 2020 and 2019, and for the years ended December 31, 2020, 2019 and 2018, computed in accordance with GAAP:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019	2018
Net loss	$(15,027,111)	$(3,782,227)	$(115,527,612)	$(38,524,316)	$(49,100,346)
Fees to affiliates(1)	—	4,520,353	21,143,650	17,588,260	19,305,780
Depreciation and amortization	33,382,467	18,351,478	162,978,734	73,781,883	70,993,280
Interest expense	20,436,620	12,311,696	75,171,052	49,273,750	44,374,484
(Gain) loss on debt extinguishment	(430,074)	—	191,377	41,609	4,975,497
General and administrative expenses	12,555,254	1,559,402	32,025,347	7,440,680	6,386,131
Gain on sales of real estate	(1,699,349)	(8,322,487)	(14,476,382)	(11,651,565)	—
Other losses (gains)(2)	73,294	(329,568)	(716,472)	(1,313,880)	(473,195)
Adjustments for investment in unconsolidated joint venture(3)	—	—	1,816,220	—	—
Other-than-temporary impairment of investment in unconsolidated joint venture(4)	—	—	2,442,411	—	—
Impairment of real estate(5)	—	—	5,039,937	—	—
Fees and other income from affiliates(6)	(1,406,511)	—	(1,796,610)	—	—
Property-level workers' comp expenses(7)	(289,850)	—	(351,089)	—	—
Affiliated rental revenue(8)	16,144	—	22,117	—	—
Net operating income	$47,610,884	$24,308,647	$167,962,680	$96,636,421	$96,461,631
________________
(1)        Fees to affiliates for the three months ended December 31, 2020 and 2019 exclude property management fees of $5,585 and $1,260,797 and other reimbursements of $184,665 and $831,519, respectively, that are included in NOI. Fees to affiliates for the years ended December 31, 2020, 2019 and 2018 exclude property management fees of $5,490,053,

$5,016,845 and $4,886,436 and other reimbursements of $4,142,891, $3,256,473 and $1,784,010, respectively, that are included in NOI.
(2)    Other losses (gains) for the three months ended December 31, 2020 and 2019 and the years ended December 31, 2020, 2019 and 2018 include non-recurring insurance claim recoveries and interest income that are not included in NOI.
(3) Reflects adjustment to add back noncontrolling interest share of the adjustments to reconcile the Company's net loss attributable to common stockholders to NOI for the Company's equity investment in the unconsolidated joint venture, which principally consists of depreciation, amortization and interest expense incurred by the joint venture as well as the amortization of outside basis difference. The adjustment for investment in unconsolidated joint venture also includes a gain on sale of the investment in unconsolidated joint venture of $66,802 for the year ended December 31, 2020.
(4) Reflects adjustment to add back OTTI of $2,442,411 during the year ended December 31, 2020 related to the Company's investment in unconsolidated joint venture driven by a decrease in the fair value of the underlying depreciable real estate held by the joint venture.
(5) Reflects adjustments to add back impairment charges during the year ended December 31, 2020 related to two of our real estate assets.
(6) Reflects adjustment to add back income earned pursuant to a transition services agreement with Steadfast Investment Properties, an affiliate of the Former Advisor ("SIP"), and property management agreements between the Company's subsidiary, Steadfast REIT Services, LLC, and affiliates of SIP, entered into in connection with the Internalization Transaction.
(7) Reflects adjustment related to workers’ compensation expenses incurred by the properties.
(8) Reflects adjustment to add back rental revenue earned from a consolidated entity following the Internalization Transaction that represent intercompany transactions eliminated in consolidation.

EXHIBIT A
MONTHLY PORTFOLIO SNAPSHOT - 4TH QUARTER

Monthly Portfolio Snapshot	OCTOBER 2020

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Villages at Spring Hill Apartments	Spring Hill, TN	176	–	176	171	97.2%	97.5%
Harrison Place Apartments	Indianapolis, IN	307	–	307	296	96.4%	97.7%
The Residences on McGinnis Ferry	Suwanee, GA	696	1	695	678	97.4%	98.5%
The 1800 at Barrett Lakes	Kennesaw, GA	500	3	497	475	95.0%	96.9%
The Oasis	Colorado Springs, CO	252	–	252	242	96.0%	97.3%
Columns on Wetherington	Florence, KY	192	–	192	183	95.3%	97.7%
Preston Hills at Mill Creek	Buford, GA	464	1	463	449	96.8%	97.7%
Eagle Lake Landing Apartments	Speedway, IN	277	–	277	263	94.9%	98.1%
Reveal on Cumberland	Fishers, IN	220	–	220	210	95.5%	98.8%
Heritage Place Apartments	Franklin, TN	105	–	105	102	97.1%	99.5%
Rosemont at East Cobb	Marietta, GA	180	1	179	172	95.6%	97.9%
Ridge Crossings Apartments	Birmingham, AL	720	1	719	681	94.6%	95.7%
Bella Terra at City Center	Aurora, CO	304	–	304	290	95.4%	96.8%
Hearthstone at City Center	Aurora, CO	360	–	360	342	95.0%	96.7%
Arbors at Brookfield	Mauldin, SC	702	2	700	670	95.4%	97.5%
Carrington Park	Kansas City, MO	298	–	298	290	97.3%	98.2%
Delano at North Richland Hills	North Richland Hills, TX	263	–	263	257	97.7%	98.7%
Meadows at North Richland Hills	North Richland Hills, TX	252	–	252	241	95.6%	97.0%
Kensington by the Vineyard	Euless, TX	259	–	259	245	94.6%	96.5%
Monticello by the Vineyard	Euless, TX	354	–	354	339	95.8%	97.2%
The Shores	Oklahoma City, OK	300	–	300	288	96.0%	97.6%
Lakeside at Coppell	Coppell, TX	315	–	315	301	95.6%	96.2%
Meadows at River Run	Bolingbrook, IL	374	1	373	357	95.5%	96.5%
Park Valley Apartments	Smyrna, GA	496	1	495	475	95.8%	97.4%
PeakView at T-Bone Ranch	Greeley, CO	224	–	224	209	93.3%	94.8%
PeakView by Horseshoe Lake	Loveland, CO	222	–	222	213	95.9%	96.6%
Stoneridge Farms	Smyrna, TN	336	–	336	328	97.6%	98.0%
Fielder's Creek	Englewood, CO	217	–	217	203	93.5%	95.4%
Landings of Brentwood	Brentwood, TN	724	–	724	690	95.3%	96.6%
1250 West Apartments	Marietta, GA	468	1	467	449	95.9%	97.2%
Sixteen50 @ Lake Ray Hubbard	Rockwall, TX	334	–	334	317	94.9%	96.5%
Eleven10 at Farmers Market	Dallas, TX	313	1	312	294	93.9%	96.0%
Patina Flats	Loveland, CO	155	–	155	150	96.8%	98.1%
Clarion Park Apartments	Olathe, KS	220	1	219	205	93.2%	94.1%
Spring Creek Apartments	Edmond, OK	252	–	252	244	96.8%	97.8%
Montclair Parc Apartment Homes	Oklahoma City, OK	360	–	360	344	95.6%	96.2%
Hilliard Park Apartments	Columbus, OH	201	1	200	193	96.0%	97.1%
Sycamore Terrace Apartments	Terre Haute, IN	250	–	250	236	94.4%	96.3%
Hilliard Summit Apartments	Columbus, OH	208	–	208	202	97.1%	98.4%
Forty 57 Apartments	Lexington, KY	436	–	436	419	96.1%	97.4%
Riverford Crossing Apartments	Frankfort, KY	300	–	300	295	98.3%	98.9%
Hilliard Grand Apartments	Dublin, OH	314	–	314	300	95.5%	97.5%
Deep Deuce at Bricktown	Oklahoma City, OK	294	–	294	281	95.6%	96.3%
Retreat at Quail North	Oklahoma City, OK	240	–	240	226	94.2%	96.8%
Tapestry Park Apartments	Birmingham, AL	354	–	354	342	96.6%	97.2%
Bricegrove Park Apartments	Canal Winchester, OH	240	–	240	232	96.7%	98.7%

Monthly Portfolio Snapshot	OCTOBER 2020 - CONTINUED

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Retreat at Hamburg Place	Lexington, KY	150	–	150	146	97.3%	98.5%
Villas at Huffmeister	Houston, TX	294	–	294	282	95.9%	97.7%
Villas at Kingwood	Kingwood, TX	330	–	330	313	94.8%	96.0%
Waterford Place at Riata Ranch	Cypress, TX	228	–	228	216	94.7%	96.0%
Carrington Place	Houston, TX	324	–	324	308	95.1%	96.8%
Carrington at Champion Forest	Houston, TX	284	–	284	277	97.5%	98.2%
Carrington Park at Huffmeister	Cypress, TX	232	–	232	223	96.1%	97.3%
Heritage Grand at Sienna Plantation	Missouri City, TX	240	–	240	232	96.7%	98.1%
Mallard Crossing Apartments	Loveland, OH	350	–	350	337	96.3%	96.9%
Reserve at Creekside	Chattanooga, TN	192	–	192	187	97.4%	98.2%
Oak Crossing Apartments	Fort Wayne, IN	222	–	222	215	96.8%	97.7%
Double Creek Flats	Plainfield, IN	240	–	240	230	95.8%	97.4%
Jefferson at the Perimeter	Dunwoody, GA	504	–	504	484	96.0%	97.4%
Bristol Village	Aurora, CO	240	–	240	229	95.4%	96.8%
Canyon Resort at Great Hills	Austin, TX	256	–	256	247	96.5%	97.4%
Reflections on Sweetwater	Lawrenceville, GA	280	–	280	271	96.8%	97.7%
The Pointe at Vista Ridge	Lewisville, TX	300	–	300	287	95.7%	96.6%
Belmar Villas	Lakewood, CO	318	–	318	303	95.3%	96.6%
Sugar Mill	Lawrenceville, GA	244	–	244	238	97.5%	98.8%
Avery Point	Indianapolis, IN	512	–	512	484	94.5%	95.9%
Cottage Trails at Culpepper Landing	Chesapeake, VA	183	1	182	180	98.4%	98.9%
VV & M	Dallas, TX	310	1	309	294	94.8%	96.6%
Total		21,261	17	21,244	20,372	95.8%	97.2%

Commercial Space
Storage	Location	Total Units	Total Storage Units	Occupied Storage Units	% Occupied
Park Valley Commercial	Smyrna, GA	1	1	1	100.0%

Retail	Location	Total Units	Total Square Footage	Occupied Square Footage	% Occupied
Patina Flats	Loveland, CO	7	15,206	8,534	56.1%

Monthly Portfolio Snapshot	NOVEMBER 2020

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Villages at Spring Hill Apartments	Spring Hill, TN	176	–	176	170	96.6%	97.0%
Harrison Place Apartments	Indianapolis, IN	307	–	307	296	96.4%	96.9%
The Residences on McGinnis Ferry	Suwanee, GA	696	1	695	675	97.0%	97.5%
The 1800 at Barrett Lakes	Kennesaw, GA	500	–	500	475	95.0%	97.0%
The Oasis	Colorado Springs, CO	252	–	252	242	96.0%	97.4%
Columns on Wetherington	Florence, KY	192	–	192	182	94.8%	96.0%
Preston Hills at Mill Creek	Buford, GA	464	2	462	443	95.5%	97.1%
Eagle Lake Landing Apartments	Speedway, IN	277	–	277	260	93.9%	96.8%
Reveal on Cumberland	Fishers, IN	220	–	220	216	98.2%	99.5%
Heritage Place Apartments	Franklin, TN	105	–	105	103	98.1%	98.4%
Rosemont at East Cobb	Marietta, GA	180	1	179	171	95.0%	96.8%
Ridge Crossings Apartments	Birmingham, AL	720	1	719	681	94.6%	96.1%
Bella Terra at City Center	Aurora, CO	304	–	304	288	94.7%	96.0%
Hearthstone at City Center	Aurora, CO	360	–	360	339	94.2%	95.6%
Arbors at Brookfield	Mauldin, SC	702	–	702	672	95.7%	97.1%
Carrington Park	Kansas City, MO	298	–	298	288	96.6%	97.7%
Delano at North Richland Hills	North Richland Hills, TX	263	–	263	257	97.7%	98.8%
Meadows at North Richland Hills	North Richland Hills, TX	252	–	252	241	95.6%	96.8%
Kensington by the Vineyard	Euless, TX	259	–	259	248	95.8%	96.6%
Monticello by the Vineyard	Euless, TX	354	–	354	341	96.3%	97.2%
The Shores	Oklahoma City, OK	300	–	300	290	96.7%	97.7%
Lakeside at Coppell	Coppell, TX	315	–	315	298	94.6%	95.6%
Meadows at River Run	Bolingbrook, IL	374	1	373	356	95.2%	96.1%
Park Valley Apartments	Smyrna, GA	496	–	496	474	95.6%	97.0%
PeakView at T-Bone Ranch	Greeley, CO	224	–	224	208	92.9%	95.5%
PeakView by Horseshoe Lake	Loveland, CO	222	–	222	208	93.7%	95.3%
Stoneridge Farms	Smyrna, TN	336	–	336	323	96.1%	97.1%
Fielder's Creek	Englewood, CO	217	–	217	202	93.1%	94.2%
Landings of Brentwood	Brentwood, TN	724	1	723	692	95.6%	96.4%
1250 West Apartments	Marietta, GA	468	1	467	447	95.5%	96.5%
Sixteen50 @ Lake Ray Hubbard	Rockwall, TX	334	–	334	322	96.4%	97.1%
Eleven10 at Farmers Market	Dallas, TX	313	–	313	297	94.9%	96.8%
Patina Flats	Loveland, CO	155	–	155	148	95.5%	96.9%
Clarion Park Apartments	Olathe, KS	220	1	219	205	93.2%	95.0%
Spring Creek Apartments	Edmond, OK	252	–	252	242	96.0%	97.2%
Montclair Parc Apartment Homes	Oklahoma City, OK	360	–	360	345	95.8%	96.4%
Hilliard Park Apartments	Columbus, OH	201	1	200	193	96.0%	97.3%
Sycamore Terrace Apartments	Terre Haute, IN	250	–	250	238	95.2%	96.4%
Hilliard Summit Apartments	Columbus, OH	208	–	208	200	96.2%	97.0%
Forty 57 Apartments	Lexington, KY	436	–	436	419	96.1%	97.0%
Riverford Crossing Apartments	Frankfort, KY	300	–	300	289	96.3%	97.1%
Hilliard Grand Apartments	Dublin, OH	314	–	314	300	95.5%	96.6%
Deep Deuce at Bricktown	Oklahoma City, OK	294	–	294	279	94.9%	96.1%
Retreat at Quail North	Oklahoma City, OK	240	–	240	231	96.3%	97.9%
Tapestry Park Apartments	Birmingham, AL	354	–	354	343	96.9%	98.1%
Bricegrove Park Apartments	Canal Winchester, OH	240	–	240	227	94.6%	96.0%
Retreat at Hamburg Place	Lexington, KY	150	–	150	145	96.7%	97.9%
Villas at Huffmeister	Houston, TX	294	–	294	287	97.6%	98.2%
Villas at Kingwood	Kingwood, TX	330	–	330	315	95.5%	96.5%
Waterford Place at Riata Ranch	Cypress, TX	228	–	228	215	94.3%	95.6%

Monthly Portfolio Snapshot	NOVEMBER 2020 - CONTINUED

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Carrington Place	Houston, TX	324	–	324	313	96.6%	97.9%
Carrington at Champion Forest	Houston, TX	284	–	284	275	96.8%	97.4%
Carrington Park at Huffmeister	Cypress, TX	232	–	232	226	97.4%	98.4%
Heritage Grand at Sienna Plantation	Missouri City, TX	240	–	240	233	97.1%	97.6%
Mallard Crossing Apartments	Loveland, OH	350	–	350	334	95.4%	96.1%
Reserve at Creekside	Chattanooga, TN	192	–	192	185	96.4%	97.4%
Oak Crossing Apartments	Fort Wayne, IN	222	–	222	214	96.4%	97.4%
Double Creek Flats	Plainfield, IN	240	–	240	231	96.3%	97.0%
Jefferson at the Perimeter	Dunwoody, GA	504	–	504	481	95.4%	97.0%
Bristol Village	Aurora, CO	240	–	240	229	95.4%	97.2%
Canyon Resort at Great Hills	Austin, TX	256	–	256	245	95.7%	96.2%
Reflections on Sweetwater	Lawrenceville, GA	280	–	280	267	95.4%	96.5%
The Pointe at Vista Ridge	Lewisville, TX	300	–	300	286	95.3%	96.3%
Belmar Villas	Lakewood, CO	318	–	318	300	94.3%	95.9%
Sugar Mill	Lawrenceville, GA	244	–	244	236	96.7%	97.6%
Avery Point	Indianapolis, IN	512	–	512	486	94.9%	96.5%
Cottage Trails at Culpepper Landing	Chesapeake, VA	183	1	182	178	97.3%	98.9%
VV & M	Dallas, TX	310	1	309	291	93.9%	95.1%
Los Robles	San Antonio, TX	306	1	305	280	91.5%	94.9%
Total		21,567	13	21,554	20,616	95.6%	96.8%

Commercial Space
Storage	Location	Total Units	Total Storage Units	Occupied Storage Units	% Occupied
Park Valley Commercial	Smyrna, GA	1	1	1	100.0%

Retail	Location	Total Units	Total Square Footage	Occupied Square Footage	% Occupied
Patina Flats	Loveland, CO	7	15,206	8,534	56.1%

Monthly Portfolio Snapshot	DECEMBER 2020

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Villages at Spring Hill Apartments	Spring Hill, TN	176	–	176	168	95.5%	96.2%
Harrison Place Apartments	Indianapolis, IN	307	–	307	295	96.1%	97.3%
The Residences on McGinnis Ferry	Suwanee, GA	696	1	695	662	95.1%	95.8%
The 1800 at Barrett Lakes	Kennesaw, GA	500	–	500	477	95.4%	96.8%
The Oasis	Colorado Springs, CO	252	–	252	238	94.4%	96.9%
Columns on Wetherington	Florence, KY	192	–	192	183	95.3%	97.6%
Preston Hills at Mill Creek	Buford, GA	464	2	462	448	96.6%	97.5%
Eagle Lake Landing Apartments	Speedway, IN	277	–	277	253	91.3%	95.5%
Reveal on Cumberland	Fishers, IN	220	–	220	213	96.8%	99.1%
Heritage Place Apartments	Franklin, TN	105	–	105	101	96.2%	96.9%
Rosemont at East Cobb	Marietta, GA	180	–	180	172	95.6%	96.4%
Ridge Crossings Apartments	Birmingham, AL	720	–	720	685	95.1%	96.1%
Bella Terra at City Center	Aurora, CO	304	–	304	289	95.1%	96.6%
Hearthstone at City Center	Aurora, CO	360	–	360	336	93.3%	95.4%
Arbors at Brookfield	Mauldin, SC	702	–	702	665	94.7%	96.1%
Carrington Park	Kansas City, MO	298	–	298	283	95.0%	96.2%
Delano at North Richland Hills	North Richland Hills, TX	263	–	263	255	97.0%	97.7%
Meadows at North Richland Hills	North Richland Hills, TX	252	–	252	245	97.2%	97.7%
Kensington by the Vineyard	Euless, TX	259	–	259	250	96.5%	97.2%
Monticello by the Vineyard	Euless, TX	354	–	354	337	95.2%	95.8%
The Shores	Oklahoma City, OK	300	–	300	289	96.3%	97.6%
Lakeside at Coppell	Coppell, TX	315	–	315	299	94.9%	95.9%
Meadows at River Run	Bolingbrook, IL	374	1	373	356	95.2%	95.5%
Park Valley Apartments	Smyrna, GA	496	–	496	478	96.4%	97.7%
PeakView at T-Bone Ranch	Greeley, CO	224	–	224	211	94.2%	96.6%
PeakView by Horseshoe Lake	Loveland, CO	222	–	222	212	95.5%	97.1%
Stoneridge Farms	Smyrna, TN	336	–	336	318	94.6%	95.8%
Fielder's Creek	Englewood, CO	217	–	217	206	94.9%	96.5%
Landings of Brentwood	Brentwood, TN	724	1	723	691	95.4%	96.4%
1250 West Apartments	Marietta, GA	468	1	467	451	96.4%	97.2%
Sixteen50 @ Lake Ray Hubbard	Rockwall, TX	334	–	334	322	96.4%	97.9%
Eleven10 at Farmers Market	Dallas, TX	313	–	313	295	94.2%	95.5%
Patina Flats	Loveland, CO	155	–	155	145	93.5%	94.2%
Clarion Park Apartments	Olathe, KS	220	1	219	206	93.6%	95.9%
Spring Creek Apartments	Edmond, OK	252	–	252	242	96.0%	97.7%
Montclair Parc Apartment Homes	Oklahoma City, OK	360	–	360	346	96.1%	96.8%
Hilliard Park Apartments	Columbus, OH	201	1	200	195	97.0%	97.5%
Sycamore Terrace Apartments	Terre Haute, IN	250	–	250	237	94.8%	97.3%
Hilliard Summit Apartments	Columbus, OH	208	–	208	199	95.7%	96.4%
Forty 57 Apartments	Lexington, KY	436	–	436	415	95.2%	95.8%
Riverford Crossing Apartments	Frankfort, KY	300	–	300	287	95.7%	95.9%
Hilliard Grand Apartments	Dublin, OH	314	–	314	296	94.3%	95.2%
Deep Deuce at Bricktown	Oklahoma City, OK	294	–	294	280	95.2%	96.4%
Retreat at Quail North	Oklahoma City, OK	240	–	240	233	97.1%	97.7%
Tapestry Park Apartments	Birmingham, AL	354	–	354	344	97.2%	97.8%
Bricegrove Park Apartments	Canal Winchester, OH	240	–	240	227	94.6%	95.2%
Retreat at Hamburg Place	Lexington, KY	150	–	150	146	97.3%	99.9%
Villas at Huffmeister	Houston, TX	294	–	294	287	97.6%	97.8%
Villas at Kingwood	Kingwood, TX	330	–	330	315	95.5%	96.5%
Waterford Place at Riata Ranch	Cypress, TX	228	–	228	217	95.2%	96.7%

Monthly Portfolio Snapshot	DECEMBER 2020 - CONTINUED

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Carrington Place	Houston, TX	324	–	324	310	95.7%	96.7%
Carrington at Champion Forest	Houston, TX	284	–	284	269	94.7%	95.3%
Carrington Park at Huffmeister	Cypress, TX	232	–	232	225	97.0%	98.0%
Heritage Grand at Sienna Plantation	Missouri City, TX	240	–	240	229	95.4%	96.9%
Mallard Crossing Apartments	Loveland, OH	350	–	350	332	94.9%	95.3%
Reserve at Creekside	Chattanooga, TN	192	–	192	184	95.8%	97.4%
Oak Crossing Apartments	Fort Wayne, IN	222	–	222	210	94.6%	95.8%
Double Creek Flats	Plainfield, IN	240	–	240	230	95.8%	97.5%
Jefferson at the Perimeter	Dunwoody, GA	504	–	504	485	96.2%	97.5%
Bristol Village	Aurora, CO	240	–	240	232	96.7%	97.3%
Canyon Resort at Great Hills	Austin, TX	256	–	256	244	95.3%	96.7%
Reflections on Sweetwater	Lawrenceville, GA	280	–	280	273	97.5%	97.9%
The Pointe at Vista Ridge	Lewisville, TX	300	–	300	288	96.0%	96.4%
Belmar Villas	Lakewood, CO	318	–	318	301	94.7%	95.9%
Sugar Mill	Lawrenceville, GA	244	–	244	236	96.7%	98.3%
Avery Point	Indianapolis, IN	512	–	512	488	95.3%	95.7%
Cottage Trails at Culpepper Landing	Chesapeake, VA	183	1	182	179	97.8%	98.4%
VV & M	Dallas, TX	310	1	309	287	92.6%	94.0%
Los Robles	San Antonio, TX	306	2	304	277	90.5%	91.2%
Total		21,567	12	21,555	20,579	95.4%	96.5%

Commercial Space
Storage	Location	Total Units	Total Storage Units	Occupied Storage Units	% Occupied
Park Valley Commercial	Smyrna, GA	1	1	1	100.0%

Retail	Location	Total Units	Total Square Footage	Occupied Square Footage	% Occupied
Patina Flats	Loveland, CO	7	15,206	8,534	56.1%

DEFINITIONS OF PORTFOLIO PERFORMANCE METRICS
Total Units:    Number of units per property at the end of the reporting period.
Non-Revenue Units:    Number of model units or other non-revenue administrative units at the end of the reporting period.
Rentable Units:    Total Units less Non-Revenue Units at the end of the reporting period.
Average Occupied Units:    Number of units occupied based on a daily average during the reporting period.
Average Percent Occupied:    Percent of units occupied (Average Occupied Units divided by Total Units).
Percent Leased:    Percent of Total Units leased at the end of the reporting period (number of leased units divided by Total Units).
Total Storage Units:    Total number of storage units at the end of the reporting period.
Occupied Storage Units:    Total number of storage units occupied at the end of the reporting period.
Total Square Footage:    Total square footage of commercial property at the end of the reporting period.
Occupied Square Footage:    Total square footage of commercial property occupied at the end of the reporting period.
Percent Occupied:    Percent of storage units occupied (Occupied Storage Units divided by Total Storage Units) or square footage occupied (Occupied Square Footage divided by Total Square Footage).